HARLAND CLARKE HOLDINGS CORP.
REPORTS FIRST QUARTER 2013 RESULTS

San Antonio, TX - April 30, 2013 - Harland Clarke Holdings Corp. ("Harland Clarke Holdings" or the "Company") today reported results for the first quarter ended March 31, 2013. In addition, Harland Clarke Holdings filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission today.

On December 21, 2011, the Company's parent, M & F Worldwide Corp. ("M & F Worldwide") merged with an indirect, wholly owned subsidiary of MacAndrews & Forbes Holdings Inc. ("MacAndrews") (the "MacAndrews Acquisition"). As a result of the MacAndrews Acquisition, the Company was required to use the acquisition method of accounting to revalue its assets and liabilities as of the date of the MacAndrews Acquisition. Such accounting results in a number of non-cash adjustments including, but not limited to, decreased revenues as a result of fair value adjustments to deferred revenues, increased depreciation and amortization as a result of the revaluation of assets and increased non-cash interest expense that results from adjusting the Company's long-term debt to fair value as of the date of the MacAndrews Acquisition.

First Quarter 2013 Highlights

•	Net revenues of $429.5 million, up $15.7 million, compared to the first quarter of 2012 primarily due to to a decrease in charges for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, an increase in license fee revenues at the Harland Financial Solutions segment and new business contracts at the Faneuil segment, partially offset by volume declines at the Harland Clarke and Scantron segments and one less production day at the Harland Clarke segment.

•
Operating income of $78.0 million, up $54.6 million compared to the first quarter of 2012 primarily due to a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, cost reductions and other operational improvements implemented at each of the segments, increases in revenues at the Harland Financial Solutions and Faneuil segments, partially offset by volume declines at the Harland Clarke and Scantron segments, increased restructuring costs and asset impairment charges at the Harland Clarke and Scantron segments and decreased revenues per unit at the Harland Clarke segment.

•
Net income of $13.7 million, up $36.6 million compared to the first quarter of 2012 primarily due to a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and operational improvements and cost reductions implemented at each of the segments. Net income for the first quarter of 2013 included net charges of $23.1 million ($14.1 million after-tax) for non-cash fair value adjustments, including significant non-cash interest expense, related to the MacAndrews Acquisition, representing a decrease of $9.4 million ($5.7 million after-tax) compared to the first quarter of 2012 and an increase in interest expense unrelated to acquisition accounting of $5.4 million ($3.3 million after-tax) due to higher interest rates partially offset by lower debt.

•
Consolidated Adjusted EBITDA(1) of $122.3 million compared to $104.7 million in the first quarter of 2012. The increase is primarily due to cost reductions and revenue initiatives implemented during the third and fourth quarters of 2012.

____________

(1)
Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income (loss), or operating (loss) income in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

First Quarter 2013 Performance

Consolidated Results

Consolidated net revenues increased by $15.7 million, or 3.8%, to $429.5 million for the first quarter of 2013 from $413.8 million for the first quarter of 2012. The increase was primarily due to a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition in the first quarter of 2013 totaling $24.0 million across all segments. The first quarter of 2013 included a net benefit of $5.9 million for such adjustments compared to a net charge of $18.1 million in the first quarter of 2012. In addition, the first quarter of 2013 included an increase in license fee revenues of $5.9 million and credit management solutions revenues of $1.7 million at the Harland Financial Solutions segment and an increase of $2.0 million primarily from new business contracts at the Faneuil segment. These increases were partially offset by volume declines which decreased net revenues by $8.2 million at the Harland Clarke segment and $2.1 million at the Scantron segment, one less production day at the Harland Clarke segment, decreased revenues per unit at the Harland Clarke segment that reduced net revenues by $2.3 million and a contract price decrease at the Faneuil segment that reduced net revenues by $1.1 million and a $1.1 million decrease in net revenues for the GlobalScholar and Spectrum K12 businesses at the Scantron segment.

Consolidated operating income increased by $54.6 million to $78.0 million for the first quarter of 2013 from $23.4 million for the first quarter of 2012. The increase was primarily due to a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition in the first quarter of 2013 totaling $40.7 million across all segments. The first quarter of 2013 included a net benefit of $2.2 million of such adjustments compared to net charges of $38.5 million in the first quarter of 2012. Also contributing to the increase in operating income were costs reductions implemented at each of the segments during the third and fourth quarters of 2012, an increase in revenues at the Harland Financial Solutions segment and an increase from new business contracts at the Faneuil segment. These increases in operating income were partially offset by volume declines at the Harland Clarke and Scantron segments, one less production day at the Harland Clarke segment, decreased revenues per unit at the Harland Clarke segment, a contract price decrease at the Faneuil segment and a $5.3 million increase in restructuring costs.

Consolidated net income increased by $36.6 million to $13.7 million for the first quarter of 2013 from a net loss of $22.9 million for the first quarter of 2012. Net income in the first quarter of 2013 increased due to a decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition as well as cost reductions and other operational improvements. Net income for the first quarter of 2013 included net charges of $23.1 million ($14.1 million after-tax) for non-cash fair value adjustments related to the MacAndrews Acquisition, including $25.3 million ($15.4 million after-tax) of non-cash interest expense that resulted from adjusting the Company's long-term debt to fair value, a decrease of $9.4 million ($5.7 million after-tax) as compared to the first quarter of 2012, and an increase in interest expense unrelated to acquisition accounting of $5.4 million ($3.3 million after-tax) due to higher interest rates partially offset by lower debt.

Consolidated Adjusted EBITDA increased by $17.6 million, or 16.8%, to $122.3 million for the first quarter of 2013 from $104.7 million for the first quarter of 2012 primarily due to cost reductions and revenue initiatives implemented during the third and fourth quarters of 2012. The Adjusted EBITDA effect of the Company's January 2011 acquisition of GlobalScholar and July 2010 acquisition of Spectrum K12 was a negative $6.0 million for the first quarter of 2013 compared to a negative $8.8 million for the first quarter of 2012. Adjusted EBITDA is a non-GAAP measure that is defined in the notes to this release and reconciled to net income (loss), or operating income (loss) in the case of Adjusted EBITDA for GlobalScholar and Spectrum K12, which are the most directly comparable GAAP measures, in the accompanying financial tables.

Segment Results

On March 19, 2012, the Company purchased Faneuil for $70.0 million in cash from affiliates of MacAndrews & Forbes Holdings Inc. (the "Faneuil Acquisition"). Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to government and regulated commercial clients across the United States. Although the Company's acquisition of Faneuil closed on March 19, 2012, the Company has included Faneuil operations in its consolidated result for the full three-months period ended March 31, 2012 as required by GAAP since Faneuil and the Company were under common control.

During the second quarter of 2012, the Company transferred certain product and service lines from the Scantron segment to other segments to better align complementary products and services. The Harland Technology Services ("HTS") and Medical Device Tracking ("MDT") businesses were transferred to the Faneuil segment and the Survey Services business was transferred to the Harland Clarke segment. In accordance with applicable accounting guidance, prior period amounts for these businesses have been reclassified to reflect the business segment changes.

Net revenues for the Harland Clarke segment decreased by $13.6 million, or 4.6%, to $283.9 million for the first quarter of 2013 from $297.5 million for the first quarter of 2012 primarily due to volume declines, net of conversions and client additions and losses, that reduced net revenues by $8.2 million, a decrease in revenues per unit that reduced net revenues by $2.3 million and one less production day in the 2013 period. These decreases were partially offset by an increase in net benefits of $0.2 million for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition. Non-cash fair value acquisition adjustments to deferred revenues and client incentives were a net benefit of $8.2 million in the 2013 period compared to a net benefit of $8.0 million in the 2012 period. Operating income for the Harland Clarke segment increased by $21.6 million, or 47.6%, to $67.0 million for the first quarter of 2013 from $45.4 million for the first quarter of 2012. The increase in operating income was primarily due to a $16.2 million decrease in net charges for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition. Net charges for non-cash fair value acquisition adjustments were $1.0 million in the 2013 period compared to $17.2 million in the 2012 period. Also contributing to the increase in operating income were cost reductions and other operational improvements totaling $15.3 million from actions predominantly implemented in the third and fourth quarters of 2012, partially offset by volume declines, net of conversions and client additions and losses, that reduced operating income by $4.0 million, a decrease in revenues per unit that reduced operating income by $2.3 million, one less production day in the 2013 period and an increase in restructuring charges of $1.4 million.

Net revenues for the Harland Financial Solutions segment increased by $26.6 million, or 52.9%, to $76.9 million for the first quarter of 2013 from $50.3 million for the first quarter of 2012 primarily due to an $18.7 million decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, a $5.9 million net increase in software license revenues as a result of meeting revenue recognition criteria for certain product lines and organic growth, a $1.0 million increase in services revenues and a $0.7 million increase in maintenance revenues each of which was due to increased implementations of credit management solutions and a $0.3 million increase in early termination fees. Charges for non-cash fair value acquisition accounting adjustments to deferred revenues were $0.7 million in the 2013 period compared to $19.4 million in the 2012 period. Operating income for the Harland Financial Solutions segment increased by $27.4 million to $19.6 million for the first quarter of 2013 from an operating loss of $7.8 million for the first quarter of 2012. The increase in operating income was primarily due to an $18.4 million decrease in net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, the increases in net revenues and a $1.9 million decrease in selling, general and administrative expenses, partially offset by a gain on revaluation of contingent consideration of $0.5 million in the first quarter of 2012. Net charges for non-cash fair value acquisition accounting adjustments were $1.3 million in the 2013 period compared to $19.7 million in the 2012 period.

Net revenues for the Scantron segment decreased by $0.2 million, or 0.7%, to $29.9 million for the first quarter 2013 from $30.1 million for the first quarter of 2012 primarily due to volume declines in scanners and forms that reduced revenues by $2.1 million and a $1.1 million decrease in net revenues for the GlobalScholar and Spectrum K12 businesses, partially offset by a $3.0 million decrease in charges for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition. Charges for non-cash fair value acquisition accounting adjustments to deferred revenues were $1.5 million for the 2013 period compared to $4.5 million for the 2012 period. Operating income for the Scantron segment increased by $3.9 million to an operating loss of $6.9 million for the first quarter of 2013 from an operating loss of $10.8 million for the first quarter of 2012. The increase in operating income was primarily due to net cost reductions totaling $7.3 million and a $4.0 million increase in net benefits for non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition, partially offset by an increase in restructuring charges of $3.7 million, an increase in asset impairment charges of $0.7 million and decreases in revenues. Non-cash fair value acquisition accounting adjustments were a net benefit of $4.3 million for the 2013 period compared to a net benefit of $0.3 million for the 2012 period.

Net revenues for the Faneuil segment increased by $3.0 million, or 8.2%, to $39.4 million for the first quarter of 2013 from $36.4 million for the first quarter of 2012 primarily due to a $2.1 million decrease in charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and a $2.0 million increase primarily from new business contracts, partially offset by a $1.1 million decrease resulting from a contract price decrease. Charges for non-cash fair value acquisition accounting adjustments to deferred revenues were $0.1 million in the 2013 period compared to $2.2 million in the 2012 period. Operating income for the Faneuil segment increased by $1.5 million to $2.3 million for the first quarter of 2013 from $0.8 million for the first quarter of 2012. The increase in operating income was primarily due to a $2.1 million decrease in net charges from non-cash fair value acquisition accounting adjustments related to the MacAndrews Acquisition and cost reductions totaling $0.7 million, partially offset by a $1.1 million decrease resulting from a contract price decrease and a $0.2 million increase in restructuring charges. Non-cash fair value acquisition accounting adjustments were a net benefit of $0.2 million in the 2013 period compared to a net charge of $1.9 million in the 2012 period.

About Harland Clarke Holdings

Harland Clarke Holdings is a holding company that conducts its operations through its direct and indirect, wholly owned operating subsidiaries. Harland Clarke Holdings has four business segments, which are operated by Harland Clarke, Harland Financial Solutions, Scantron and Faneuil. Harland Clarke is a provider of checks and related products, direct marketing services and customized business and home office products. Harland Financial Solutions provides technology products and related services to financial institutions. Scantron is a leading provider of data management solutions and related services to educational, commercial and governmental entities. Faneuil provides business process outsourcing services including call center operations, back office operations, staffing services and toll collection services to government and regulated commercial clients and patient information collection and tracking, managed technical services and related field maintenance services to education, commercial, healthcare and governmental entities.

Harland Clarke Holdings is an indirect, wholly owned subsidiary of M & F Worldwide, which is, as of December 21, 2011, an indirect, wholly owned subsidiary of MacAndrews. MacAndrews is wholly owned by Ronald O. Perelman. On September 12, 2011, M & F Worldwide agreed, subject to various closing conditions, to merge with an indirect, wholly owned subsidiary of MacAndrews, and, following a vote of stockholders of M & F Worldwide and the satisfaction or waiver of all other closing conditions, that merger was effected on December 21, 2011.

Forward-Looking Statements

This press release contains forward-looking statements that reflect management's current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Harland Clarke Holdings' control. All statements other than statements of historical facts included in this press release, including those regarding Harland Clarke Holdings' strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Harland Clarke Holdings believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. In addition to factors described in Harland Clarke Holdings' Securities and Exchange Commission filings and others, the following factors may cause Harland Clarke Holdings' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: (1) Harland Clarke Holdings' substantial indebtedness; (2) difficult conditions in financial markets, the downturn in and potential worsening of general economic and market conditions and the impact of the credit crisis; (3) covenant restrictions under Harland Clarke Holdings' indebtedness that may limit its ability to operate its business and react to market changes; (4) the maturity of the principal industry in which the Harland Clarke segment operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods, a decline in consumer confidence and/or checking account openings and other factors, and our ability to grow non-check-related product lines; (5) consolidation among or failure of financial institutions, decreased spending by financial institutions on our products and services and other adverse changes among the large clients on which Harland Clarke Holdings depends, resulting in decreased revenues and/or pricing pressure; (6) the ability to retain Harland Clarke Holdings' clients; (7) the ability to retain Harland Clarke Holdings' key employees and management; (8) lower than expected cash flow from operations; (9) significant increases in interest rates; (10) intense competition in all areas of Harland Clarke Holdings' business; (11) interruptions or adverse changes in Harland Clarke Holdings' supplier relationships, technological capacity, intellectual property matters, and applicable laws; (12) increased spending on product development and implementation of our products; (13) decreases to educational budgets as a result of the continued general economic downturn and the resulting impact on Scantron's customers; (14) determinations made to limit investments in, restrict marketing efforts for or discontinue certain products which are not part of Harland Clarke Holdings' strategic plans; (15) variations in contemplated brand strategies, business locations, management positions and other business decisions in connection with integrating acquisitions; (16) Harland Clarke Holdings' ability to successfully integrate and manage acquisitions; (17) Harland Clarke Holdings' ability to achieve vendor-specific objective evidence for software businesses we have acquired or will acquire, which could affect the timing of recognition of revenue; (18) Harland Clarke Holdings' ability to implement any or all components of its business strategy or realize all of its expected cost savings or synergies from acquisitions; (19) acquisitions otherwise not being successful from a financial point of view, including, without limitation, due to any difficulties with Harland Clarke Holdings servicing its debt obligations; and (20) weak economic conditions and declines in the financial performance of our businesses that may result in material impairment charges.

Non-GAAP Financial Measures

In this release, Harland Clarke Holdings presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Harland Clarke Holdings that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to contract acquisition payments). Harland Clarke Holdings presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Harland Clarke Holdings' industries.

Harland Clarke Holdings believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance, although EBITDA should not be considered as a measure of liquidity. In addition, Harland Clarke Holdings utilizes EBITDA when interpreting operating trends and results of operations of its business.

Harland Clarke Holdings also uses EBITDA for the following purposes: Harland Clarke Holdings' senior credit facilities use EBITDA (with additional adjustments) to measure compliance with financial covenants such as debt incurrence. Harland Clarke Holdings' executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Harland Clarke Holdings and others in its industry to evaluate and value potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Harland Clarke Holdings to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Harland Clarke Holdings may incur expenses such as those excluded in calculating it. Harland Clarke Holdings' presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Harland Clarke Holdings' cash expenditures and future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Harland Clarke Holdings' working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Harland Clarke Holdings' debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Harland Clarke Holdings' statements of cash flows; and

•	other companies in Harland Clarke Holdings' industries may calculate EBITDA differently from Harland Clarke Holdings, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of Harland Clarke Holdings' business or as a measure of cash that will be available to Harland Clarke Holdings to meet its obligations. You should compensate for these limitations by relying primarily on Harland Clarke Holdings' GAAP results and using EBITDA only supplementally.

Harland Clarke Holdings presents Adjusted EBITDA as a supplemental measure of its performance. Harland Clarke Holdings prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Harland Clarke Holdings' ongoing operating performance. Such items include, but are not limited to, certain acquisition accounting adjustments, gains and losses on early extinguishment of debt, restructuring costs, asset impairment charges, deferred purchase price compensation related to acquisitions and changes in the fair value of contingent consideration related to acquisitions. You are encouraged to evaluate each adjustment and the reasons Harland Clarke Holdings considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Harland Clarke Holdings may incur expenses, including cash expenses, similar to the adjustments in this presentation. Harland Clarke Holdings' presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Pete Fera
(210) 697-1208

- tables to follow

Harland Clarke Holdings Corp. and Subsidiaries
Consolidated Statements of Operations
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Product revenues, net	$321.4	$331.2
Service revenues, net	108.1	82.6
Total net revenues	429.5	413.8
Cost of products sold	184.8	218.7
Cost of services provided	65.3	65.4
Total cost of revenues	250.1	284.1
Gross profit	179.4	129.7
Selling, general and administrative expenses	93.9	105.5
Revaluation of contingent consideration	—	(0.5)
Asset impairment charges	0.9	—
Restructuring costs	6.6	1.3
Operating income	78.0	23.4
Interest income	0.2	0.3
Interest expense	(56.0)	(58.5)
Loss from equity method investment	(0.2)	—
Other expense, net	—	(0.2)
Income (loss) before income taxes	22.0	(35.0)
Provision (benefit) for income taxes	8.3	(12.1)
Net income (loss)	$13.7	$(22.9)

Harland Clarke Holdings Corp. and Subsidiaries
Business Segment Information
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net revenues
Harland Clarke segment	$283.9	$297.5
Harland Financial Solutions segment	76.9	50.3
Scantron segment	29.9	30.1
Faneuil segment	39.4	36.4
Eliminations	(0.6)	(0.5)
Total net revenues	$429.5	$413.8

Operating income (loss)
Harland Clarke segment	$67.0	$45.4
Harland Financial Solutions segment	19.6	(7.8)
Scantron segment	(6.9)	(10.8)
Faneuil segment	2.3	0.8
Corporate	(4.0)	(4.2)
Total operating income	$78.0	$23.4

Harland Clarke Holdings Corp. and Subsidiaries
Reconciliations to EBITDA and EBITDA to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Net income (loss)	$13.7	$(22.9)
Interest expense, net	55.8	58.2
Provision (benefit) for income taxes	8.3	(12.1)
Depreciation and amortization	46.9	51.6
EBITDA	124.7	74.8
Adjustments:
Restructuring costs (a)	6.6	1.3
Revaluation of contingent consideration (b)	—	(0.5)
Asset impairment charges (c)	0.9	—
Impact of acquisition accounting adjustments (d)	(8.2)	27.2
Transaction related expenses (e)	0.2	0.6
Customer billings in excess of recognized revenues (f)	(2.1)	1.1
Unusual legal expenses (g)	—	0.2
Loss from equity method investment (h)	0.2	—
Adjusted EBITDA	$122.3	$104.7

GlobalScholar and Spectrum K12 reconciliation to Adjusted EBITDA:
Operating loss	$(9.8)	$(10.6)
Depreciation and amortization	1.3	0.9
EBITDA from GlobalScholar and Spectrum K12	(8.5)	(9.7)
Adjustments:
Restructuring costs (a)	3.4	0.3
Asset impairment charges (c)	0.7	—
Impact of acquisition accounting adjustments (d)	1.0	2.2
Customer billings in excess of recognized revenues (f)	(2.1)	(0.1)
Allocation of costs to support businesses (i)	(0.5)	(1.5)
Adjusted EBITDA from GlobalScholar and Spectrum K12	$(6.0)	$(8.8)

Adjusted EBITDA excluding GlobalScholar and Spectrum K12	$128.3	$113.5

____________

(a)	Reflects restructuring costs, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Reflects changes in the fair value of contingent consideration related to acquisitions.

(c)	Reflects non-cash impairment charges from the write-down of assets.

(d)
Reflects the non-cash fair value adjustments related to acquisition accounting, other than for depreciation and amortization and interest expense. For the three months ended March 31, 2013, the acquisition accounting adjustments consisted of the following net amounts related to the MacAndrews Acquisition: a $5.9 non-cash increase to net revenues, a $0.9 non-cash decrease to cost of revenues and a $1.4 non-cash decrease to selling, general and administrative expenses. For the three months ended March 31, 2012, the acquisition accounting adjustments consisted of the following net amounts related to the MacAndrews Acquisition: an $18.1 non-cash decrease to net revenues, a $12.6 non-cash increase to cost of revenues and a $3.5 non-cash decrease to selling, general and administrative expenses.

(e)	Reflects non-recurring charges related to the recent debt transaction, the MacAndrews Acquisition, and other acquisition activities.

(f)	Reflects the difference in the amount billed to customers in excess of revenues recognized plus non-cash fair value adjustments to deferred revenues.

(g)	Reflects non-recurring legal costs at the Faneuil segment.

(h)	Reflects the non-cash loss attributable to the investment in certain equity securities of Transactis, Inc., a privately held company, accounted for using the equity method.

(i)	Reflects the allocation of costs within the Scantron segment to support the GlobalScholar and Spectrum K12 businesses.